$200,000 September 26, 2006 SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, SECURED FINANCIAL NETWORK, INC. (the “Maker” or the “Company”), a Nevada corporation, having a place of business at 100 NE 3rd Ave., Suite 1500, Ft. Lauderdale, FL 33301, hereby promises to pay to the order of The Nutmeg Group, L.L.C. (the “Lender”), a US Virgin Islands limited liability company, having its principal address at 3346 Commercial, Northbrook, IL 60062, the sum of $200,000. This Secured Convertible Note (this “Note”) is issued to document loans, the proceeds of which are for use for general Company operations, $100,000 on September 26, 2006 and $100,000, due on October 26, 2006, from Lender to the Maker; provided that transmission of funds pursuant to the terms herein, shall not occur prior to 2 business days of the delivery of the Collateral to the Purchaser, and is subject to adherence to the business plan and milestone events. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.

1. Maturity. The amount outstanding under this Note will be due and payable at the address of Lender or such other place as Lender may designate on September 26, 2007 (the “Maturity Date”). No advances shall be made by Lender after the Maturity Date.

2. Payments of Interest.. Interest on the borrowed outstanding principal balance under this Note shall be payable monthly, commencing on the first banking day of November 2006, and on the first business day of each month thereafter until the Debenture is no longer outstanding. Each monthly payment shall consist of all accrued but unpaid interest in the arrears.

3. Interest Rate. The outstanding principal balance of this Note shall bear interest at a rate per annum equal to 10.0% per annum, amortized monthly in arrears interest calculated on a 365-day basis

4. Alternative Method of Payment / Optional Prepayment

A. Alternate Methods of Payment: Subject to the conditions set forth below and customary equity conditions (including an effective registration statement), the Company may elect to make such payments of principal and interest under the Debenture, in freely tradable shares of the Company’s common stock. Each share of the of the Company’s Common stock will be valued at the Conversion Price (as defined in Section 5 below), as determined at the lesser of (1) on the day the Company gives notice, or (2) on the day the Company delivers the shares. The Company is required to notify Lender of its election to make such payment in shares at least ten days prior to the payment date. Notwithstanding anything herein to the contrary, the Company’s right to make such payment in shares in lieu of cash can only be made if the volume weighted average price of the Company’s common stock has been trading at a price of $0.25 or above per share for 10 consecutive days prior to the date of the payment date and the average daily trading volume is at least 15 times the number of shares to be so issued hereby as payment.

B. Pre-Payment Option: At any time, 90 days after funding is complete, but subject to customary equity conditions, the Company may at any time, upon 30 days written notice, prepay all of the outstanding Notes on a pro-rata basis at 110% of the outstanding principal balance only after the note has amortized 1 year. In the event that Maker sends a Prepayment Notice to Lender, Lender may elect prior to the Prepayment Date to convert into common stock of SECURED FINANCIAL NETWORK, INC. (“SECURED FINANCIAL NETWORK, INC.” Common Stock”) pursuant to Section 5 hereof, all or part of the amount of principal to be repaid by the proposed Prepayment instead of receiving such prepayment.

5. Optional/Mandatory Conversion. At any time, 90 days after funding is complete, but prior to repayment of all amounts due as provided under the Note, all or any portion of the principal amount of the Note shall be convertible at the option of the Lender into fully paid and non-assessable shares of SECURED FINANCIAL NETWORK, INC. Common Stock. The number of shares of SECURED FINANCIAL NETWORK, INC. Common Stock that Lender shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal, including accrued interest pursuant to the Note being converted by the Conversion Price. The “Conversion Price” shall be the lesser of $.10 per share, or one of the following times 60%:

a) the closing bid price for Common Stock on the trading day one day prior to a Purchaser Notice of Conversion, or
b) the average closing bid price for Common Stock on the five trading days immediately prior to a Purchaser Notice of Conversion, or if registration statement is not effective on the 180 day anniversary of Closing (“c” and “d” not otherwise applying),
c) the closing bid price for Common Stock on the 180 day anniversary of Closing, or
d) the average closing bid price for Common Stock on the five trading days immediately prior to the 180 day anniversary of Closing.

A. In order to exercise the conversion privilege, Lender shall give written notice of conversion to Maker stating Lender’s election to convert this Note or the portion thereof in whole or in part, as specified in said notice. As promptly as practicable after receipt of the notice, Maker shall issue and shall deliver to Lender a certificate or certificates for the number of full shares of SECURED FINANCIAL NETWORK, INC. Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Lender in accordance with the provisions of this Section 5.

B. Each conversion shall be deemed to have been effected on the date the conversion notice shall have been received by Maker, as aforesaid, and Lender shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. Any amounts so converted shall not be reborrowed.

C. The Lender shall not be entitled to convert, if such conversion would result in beneficial ownership by the Lender and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such exercise or conversion date, including:

(i) the number of shares of common stock beneficially owned by the Lender and its affiliates, and
(ii) the number of shares of common stock issuable upon the exercise of the warrant and/or options and/or conversion.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Lender shall not be limited to aggregate warrant and/or option exercises and/or conversion of only 9.99% and aggregate warrant and/or option exercises and/or conversion by the Lender may exceed 9.99%. The Lender may void the exercise limitation described in this Section upon 61 days prior written notice to the Company. The Lender may allocate which of the equity of the Company deemed beneficially owned by the Lender shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

6. Security. As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Lender a security interest in and a lien on all of the Collateral (as that term is defined in the Pledge and Security Agreement). The Lender shall have all rights provided to a secured party under the Pledge and Security Agreement and under the Uniform Commercial Code of the State of Illinois. The Lender has the right to sell or hypothecate such Collateral, to the extent permitted under applicable securities laws. However, the Lender shall not sell more than 10% of the average daily volume in any week. Purchaser may not convert for a 90-day period from Closing. The Maker shall execute and deliver such documentation as Lender may reasonably request to evidence and perfect Lender’s security interest granted in this Section 6.

7. Use of Proceeds. The proceeds will be used principally for the VPS acquisition, BPS to bank Interface, Video text interface, Cell phone interface, Working Capital, $70,000 to defray current liabilities, and for general working capital purposes, but none of the investment proceeds will be used to repay obligations to any insider.

8. Covenants. Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Lender has specifically consented otherwise in writing):

A. Financial Reporting. Maker shall furnish to Lender a copy of each financial report submitted on Form 10-K or 10-Q filed with the Securities and Exchange Commission within seven (7) days of such filing.

B. Notice of Event of Default. Maker shall furnish to Lender notice of the occurrence of any Event of Default (as defined herein) within five (5) days after it becomes known to an executive officer of Maker.

C. Financial Statements. Maker shall furnish to Lender quarterly financial statements, including balance sheets and statements of income, for the Company, which statements shall be annually audited, as soon as practicable after they are prepared for internal use.

D. Maker shall retain Brass Bulls Corp, 2855 N. University Drive #320, Coral Springs, FL 33065, as the Company’s consultant/IR/PR, for one year. Brass Bulls would also orchestrate press releases, communicate with investors, etc.

E. Maker shall generate a steady flow of accurate and newsworthy events, reasonably coordinated with Brass Bulls, Corp.

F. Acknowledgement of Investment Objectives. Maker acknowledges that two of the major reasons prompting Lender’s advance are the following:

1.	Maker’s ability to accommodate Dr. Richard Goulding’s ability to complete the contemplated transaction with Party Poker.com (for which the Lender will receive 5% of the incomer derived therefrom),

2.	Maker’s ability, through the medical records company to provide contacts for Physicians Healthcare Management Group, Inc.

Consequently, the Lender intends to avail itself of these contacts and facilities. The Maker shall work diligently with the Lender and Lender’s associates and portfolio companies, as reasonably requested by Lender, from time to time, in all synergistically related projects.

G. Favored Nations Clause. The Company will not raise more than $200,000 for up to ninety (90) days after the Closing without written consent of the Purchaser. If the Company raises money at a lower price than the Purchaser has purchased the shares, then the Company will re-price the Purchaser’s shares and warrants to that price. The Purchaser has the right of first refusal of any financing for eighteen (18) months after the Closing. The Purchaser will be notified prior to any other financing and have an option to respond with competitive financing terms upon notification. The Company will not raise any capital below 10 cents per share. Notwithstanding anything herein to the contrary, the Company will be allowed to raise additional capital to complete its $1.5 million contemplated fund-raising.

9. Event of Default. For purposes of this Note, the Maker shall be in default hereunder (and an “Event of Default” shall have occurred hereunder) if:

A. Maker shall fail to pay when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Lender hereunder or otherwise;

B. Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph A above), and such default shall continue uncured for twenty (20) days after notice thereof to Maker given by Lender, or if an Event of Default shall occur under any other Loan Document;

C. Maker becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

10. Consequences of Default. Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, shall become immediately due and payable. In addition, the principal balance and all past-due interest shall thereafter bear interest at the rate of 18% per annum until paid.

11. Registration

11.1. Registration Rights. The Maker hereby grants the following registration rights to Lender.

(i) The Maker shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities, as defined in Section 11.1(iii) hereof, which are the subject the September 26, 2006 Pledge and Security Agreement, and this Note for unrestricted public resale by the Lender thereof.

(ii) If the Maker at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the Lender, received by the Maker within ten (10) days after the giving of any such notice by the Maker, to register any of the Registrable Securities not previously registered, the Maker will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Maker, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holders of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Maker, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Maker and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Maker therein; provided, however, that the Maker shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Maker may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

(iii) The Maker shall file with the Commission a Form SB-2 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within sixty- (60) calendar days after the Closing Date (the “Filing Date”), and use its best efforts to cause to be declared effective not later than one hundred and twenty (120) calendar days after the Closing Date (the “Effective Date”). The Maker will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 175% of the Shares issuable upon conversion of all of the “Pledged Property” or “Collateral” as defined in the September 26, 2006 Pledge and Security Agreement, and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Lender, and not issued, employed or reserved for anyone other than the Lender. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Maker as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Except with the written consent of the Lender, or as described on Schedule 11.1 hereto, no securities of the Maker other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event [as defined in Section 11.4] if, at any time after the date the Registration Statement is declared effective by the Commission (“Actual Effective Date”), the Maker has registered for unrestricted resale on behalf of the Sellers fewer than 125% of the amount of Common Shares issuable upon full conversion of all sums due hereunder and 100% of the Warrant Shares issuable upon exercise of the Warrants.

11.2. Registration Procedures. If and whenever the Maker is required by the provisions of Section 11.1(i), 11.1(ii), or (iii) to effect the registration of any Registrable Securities under the 1933 Act, the Maker will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided); promptly provide to the Lenders of the Registrable Securities copies of all filings and Commission letters of comment; notify Lender (by telecopier and/or by e-mail addresses provided by Lender) and Law Offices of Randall S. Goulding (by telecopier and/or by email to mbalson@gouldinglaw.com) on or before 6:00 PM EST on the first business day after the day that the Maker receives notice that the Commission has no comments or no further comments on the Registration Statement; and notify the Lender and their counsel in the same manner not later than the first Business Day after the Business Day a Registration Statement has been declared effective (or sooner than the first Business Day upon disclosure of this information to any person who is not an officer or director or legal counsel of the Maker). Failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Maker’s obligation and an Event of Default as defined herein and a Non-Registration Event as defined in Section 11.4 of this Agreement;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Sellers, at the Maker’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing; provided, however, that the Maker shall not for any such purpose be required to qualify generally to transact business as a foreign entity in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Maker is then listed;

(f) notify the Lender within two hours of the Maker’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Maker has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Shares; and

(g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Maker, and cause the Maker’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Maker in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws, including, but not limited to, a written confirmation that the Seller may be deemed to be an “underwriter” under the federal securities laws for purposes of such Seller’s resale and distribution of such Seller’s Registrable Securities.

11.4. Non-Registration Events. The Maker and the Lender agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 45 days after Closing and declared effective by the Commission within 90 days after Closing, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) due to the action or inaction of the Maker, the Registration Statement is not declared effective within 3 business days after receipt by the Maker or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after written request of the Lender, or is not declared effective within 120 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iii) is filed and declared effective but shall thereafter cease to be effective without being succeeded within 15 business days by an effective replacement or amended registration statement or for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the Actual Effective Date (each such event referred to in clauses (A) through (E) of this Section 11.4 is referred to herein as a “Non-Registration Event”), then the Maker shall deliver to the Lender of Registrable Securities, as liquidated damages (“Liquidated Damages”), an amount equal to 5% for each 30 days or part thereof of the face amount hereof. Liquidated Damages payable in connection with a Non-Registration Event described in clause (B) above shall accrue from the 180th calendar day after the Closing Date. The Maker must pay the Liquidated Damages in cash, except that the Lender may elect that such Liquidated Damages to be paid with shares of Common Stock with such shares valued at sixty percent (60%) of the Conversion Price in effect on each thirtieth day or sooner date upon which Liquidated Damages have accrued. The Liquidated Damages must be paid within 10 days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written comments received from the Commission relating to the Registration Statement must be adequately responded to within 30 days in connection with the initial filing of the Registration Statement and within 10 business days in connection with amendments to the Registration Statement after receipt of such comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Maker to the Lenders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Maker shall not be liable to the Lender under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Lender contrary to the obligations undertaken by Lender in this Agreement. Liquidated Damages will neither accrue nor be payable pursuant to this Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the Lender of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

11.5. Expenses. All expenses incurred by the Maker in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Maker, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Maker will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

11.6. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Maker will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the provisions of Section 11.6(c), reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Maker shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Maker to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Maker, and each person, if any, who controls the Maker within the meaning of the 1933 Act, each officer of the Maker who signs the registration statement, each director of the Maker, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Maker or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Maker and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Maker by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Maker and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.7. Delivery of Unlegended Shares.

(a) Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Maker has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by Lender have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied (and, if requested by the Transfer Agent, the Maker, or the Maker’s legal counsel, provide reasonably satisfactory evidence of the same), (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iii) in the case of sales under Rule 144, customary representation letters of the Lender and/or Lender’s broker regarding compliance with the requirements of Rule 144, the Maker at its expense, (y) shall deliver, and shall cause legal counsel selected by the Maker to deliver to its transfer agent (with copies to Lender) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Lender at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Maker’s transfer agent is participating in the Depository Trust Maker (“DTC”) Fast Automated Securities Transfer program, upon request of Lender, so long as the certificates therefor do not bear a legend and the Lender is not obligated to return such certificate for the placement of a legend thereon, the Maker shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Lender’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) The Maker understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Lender. As compensation to Lender for such loss, the Maker agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Lender for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Maker fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then Lender or assignee holding Securities subject to such default may, at its option, require the Maker to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares (“Unlegended Redemption Amount”). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Lender of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Maker shall pay any payments incurred under this Section in immediately available funds upon demand.

(d) In addition to any other rights available to Lender, if the Maker fails to deliver to Lender Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Lender purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Lender of the shares of Common Stock which the Lender was entitled to receive from the Maker (a “Buy-In”), then the Maker shall pay in cash to the Lender (in addition to any remedies available to or elected by the Lender) the amount by which (A) the Lender’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Maker for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if Lender purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Maker for reissuance as Unlegended Shares, the Maker shall be required to pay the Lender $1,000, plus interest. The Lender shall provide the Maker written notice indicating the amounts payable to the Lender in respect of the Buy-In.

(e) In the event Lender shall request delivery of Unlegended Shares as described in Section 11.7 and the Maker is required to deliver such Unlegended Shares pursuant to Section 11.7, the Maker may not refuse to deliver Unlegended Shares based on any claim that Lender or any one associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Maker has posted a surety bond for the benefit of Lender in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Lender to the extent Lender obtains judgment in Lender’s favor.

12.	Liquidated Damages/Remedies not Exclusive.

A. The remedies of Lender provided herein or otherwise available to Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Lender, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

B. Liquidated Damages In the event that the Company fails to deliver the shares when due, whether by Section 4 or 5, or otherwise, the number of shares otherwise due shall increase by 5% for each month or partial month, until the Company does deliver such shares. The parties agree that this is a reasonable amount for liquidated damages, given the difficulty to determine, in advance, what actual damages may lie.

13. Notice. All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:  SECURED FINANCIAL NETWORK, INC.
100 NE 3rd Ave., Suite 1500, Ft. Lauderdale, FL 33301
Phone: 954.332.3793; Fax: 954.337.2835

If to the Lender:  The Nutmeg Group, L.L.C.
3346 Commercial, Northbrook IL 60062
Phone:(847) 291-7711; Fax:(253) 736-0134

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

14. Fees. The Maker shall pay to Lender, at Closing, a fixed non-accountable allowance to cover due diligence expenses of $1,500, plus 1.25% of the total amount invested pursuant to each Closing. At the election of the Lender, or its designees, any or all of the foregoing compensation and expense allowances can be taken in kind, pursuant to the same terms and conditions as that of an investment herein, for a like amount. Of the amounts advanced by the Lender to the Maker, 10% will be paid directly to Brass Bulls, Corp., on the Maker’s behalf, as a finder’s fee. This will be the Maker’s expense and thus reduce the amount otherwise payable to the Maker.

15. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Successors and Assigns. This Note inures to the benefit of the Lender and binds the Maker, and its respective successors and assigns, and the words “Lender” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

17. Entire Agreement. This Note embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether express or implied, oral and written.

18. Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Lender.

19. Governing Law. This instrument shall be construed according to and governed by the laws of the State of Illinois.

20. Consent to Jurisdiction and Service of Process. Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Illinois by service of process on any such, officer; and Maker agrees that the courts of the State of Illinois shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker’s obligations hereunder. Notwithstanding the foregoing, Lender, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

21. Mandatory Prepayments. Maker shall apply, as Prepayments to the Loan until paid in full, all payments or proceeds received by Maker with respect to the disposition or sale of any of the Collateral (whether or not such sale or disposition is permitted by the terms of the Pledge and Security Agreement).

22. Merger, License or Any Other Similar Arrangement: The Lender or its designee or Brass Bulls, Corp. shall also be entitled to a commission of 5% of any and all amounts received, directly or indirectly, by SECURED FINANCIAL NETWORK, INC. and/or its principals as a consequence of a merger, license or any other similar arrangement or remuneration as a consequence of the efforts of the Lender or its designee or agent or Brass Bulls, Corp. All references to “SECURED FINANCIAL NETWORK, INC.” shall include associates, and any individual, corporation, organization, firm or company, of which SECURED FINANCIAL NETWORK, INC. is a member, employee, principal, party to, or from which such it would otherwise benefit financially, directly or indirectly.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first written above.

MAKER

SECURED FINANCIAL NETWORK, INC.

By: /s/ Jeffrey L. Schultz:

-------------------------------------
Jeffrey L. Schultz
CEO

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT entered into at Northbrook, IL on September 26, 2006, is by and between SECURED FINANCIAL NETWORK, INC., a Nevada corporation (the “Borrower”) and The Nutmeg Group, L.L.C., a US Virgin Islands limited liability company (“Lender” or “Secured Party”), and is executed pursuant to the Secured Convertible Note dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Secured Convertible Note”), between Borrower and Lender.

RECITALS

WHEREAS, in conjunction with the sale of certain shares of Secured Financial Network, Inc. as set forth in the Share Purchase Agreement, the Borrower has requested that the Lender provide a loan of $200,000, to the Borrower (the “Loan”); and

WHEREAS, the Lender has agreed to make such Loan subject to the terms of the Secured Convertible Note; and

WHEREAS, the Borrower and Lender, will receive direct and indirect benefits from the Stock Purchase Agreement and the Loan under the Secured Convertible Note; and

WHEREAS, it is a condition precedent to the obligations of the Lender to make the Loan under the Secured Convertible Note that the Borrower and Lender execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the promises herein and to induce the Lender to enter into the Secured Convertible Note and to make the Loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; TERMS GENERALLY

Section 1.01 Definitions. As used herein:

(a) terms defined above have the meanings given such terms above;

(b) unless otherwise defined herein, terms defined in the Secured Convertible Note and used herein have the meanings given to them in the Secured Convertible Note;

(c) unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

(d) the following terms have the following meanings:

“Agreement” means this Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” shall mean “Pledged Property”.

“Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrower (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Loan Documents.

“Pledged Property” shall mean 333,333 Free Trading Shares 1,666,667 Restricted Shares (to be registered with an SB-2 filing) of the Borrower’s Common Stock. The amount of Pledged Property or Collateral shall increase, the Stock to be delivered within 7 days thereof, should the Applicable Fair Market Value for Common Stock be less than $.166 per share based on the following applicable times/calculations. Any Collateral increase shall be in Freely tradable shares of the Company. The “Applicable Fair Market Value” shall be the lesser of the following times 60%:

a) $.10, or
b) the closing bid price for Common Stock on the trading day one day prior to the date on which the Purchaser issues a Notice of Conversion, or
c) the average closing bid price for Common Stock on the five trading days immediately prior to the date on which the Purchaser issues a Notice of Conversion, or if registration statement is not effective on the 180 day anniversary of Closing (“d” and “e” not otherwise applying),
d) the closing bid price for Common Stock on the trading day one day prior to Closing, or
e) the average closing bid price for Common Stock on the five trading days immediately prior to Closing.

provided, however, the Collateral shall not exceed such number of shares, warrants and options, if such exercise or conversion or issuance would result in beneficial ownership by the Lender and its affiliates of more than 9.99% of the outstanding shares of common stock of the Borrower on such exercise or conversion or issuance date, including:

(i) the number of shares of common stock beneficially owned by the Lender and its affiliates, and
(ii) the number of shares of common stock issuable upon the exercise of the warrant and/or options and/or conversion.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Lender shall not be limited to aggregate warrant and/or option exercises and/or conversion of only 9.99% and aggregate warrant and/or option exercises and/or conversion by the Lender may exceed 9.99%. The Lender may void the exercise limitation described in this Section upon 61 days prior written notice to the Company. The Lender may allocate which of the equity of the Company deemed beneficially owned by the Lender shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

“Loan Documents” means this Agreement, the Secured Convertible Note, the Warrant Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Warrant Agreement” means that certain Warrant Agreement from Borrower to the Lender in the form attached hereto as Exhibit “C”, as the same may be amended, modified or supplemented from time to time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Illinois.

Section 1.02 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby pledges to the Secured Party, and hereby grants to the Secured Party, a first priority continuing security interest in, lien on and right of setoff against, all of the Pledged Property and all proceeds thereof (the “Collateral”).

Section 2.02 Authorization to File Financing Statements. The Lender and Borrower hereby irrevocably authorize the Secured Party at any time and from time to time to file in any filing office in any relevant jurisdiction any initial financing statements and amendments thereto indicating the Collateral in such form as may be required by the Secured Party. The Borrower agrees to furnish any information reasonably requested by the Secured Party for such purposes promptly upon the Secured Party’s request. The Borrower also ratifies its authorization for the Secured Party to have filed in any relevant jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. In addition, to perfect security interests by Secured Party’s possession, Borrower will deliver to Secured Party the Collateral, with a separate endorsement signed in blank, and a certificate representing the Borrower Stock, together with stock powers endorsed in blank sufficient to effect a transfer of such stock. Upon payment in full of the Obligations, Secured Party shall return possession of all Collateral to Borrower and release all filed and recorded financing statements or other evidence of the security interests arising hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to Secured Party, as of the date hereof and at all times during the terms of this Agreement, as follows:

Section 3.01 Organization. The Borrower is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted.

Section 3.02 Authority; Enforceability. The execution and delivery by the Borrower of this Agreement and the other Loan Documents and the performance of its obligations hereunder and thereunder are within the powers of the Borrower and have been duly authorized by all necessary corporate Board approval, and do not contravene any law, regulation, or order applicable to the Borrower or any of its properties or assets or any contractual restriction which may, individually or in the aggregate, have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Borrower.

Section 3.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement upon the filing of a financing statement describing the Collateral with the Secretary of State of Nevada and delivery of possession of the Collateral, shall constitute valid perfected security interests of the Collateral in favor of the Secured Party as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower and there are no prior or other Liens on the Collateral in existence on the date hereof.

Section 3.04 Solvency. The Borrower is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement.

ARTICLE IV
AFFIRMATIVE COVENANTS

  The Borrower hereby unconditionally covenants and agrees with the Secured Party, until the entire Obligation shall have been paid in full as follows:

Section 4.01 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Borrower shall maintain the security interest and lien created by this Agreement as a perfected security interest and lien having at least the priority described in Section 3.03; and

(b) The Borrower shall promptly give notice to the Secured Party of, and shall defend against, any suit, action, proceeding or lien that involves the Collateral or that could adversely affect the security interest and lien granted by it hereunder, and the Borrower shall defend the security interest and lien created by this Agreement against the claims and demands of all Persons whomsoever; and

(c) The Lender and Borrower will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

(d) The Lender and Borrower shall timely perform and comply with all provisions of the Loan Documents.

ARTICLE V
NEGATIVE COVENANTS

Section 5.01 Restrictions on Sales and other Dispositions. The Borrower shall not sell, assign, convey, pledge, encumber, transfer, redeem, exchange, substitute, replace or otherwise dispose of or abandon all or any part of the Collateral without the prior written consent of the Secured Party.

Section 5.02 Impairment of Security Interest. The Borrower will not take or fail to take any action which would in any manner impair the enforceability or priority of the Secured Party’s security interest in any Collateral, impair the Collateral or the rights, remedies, powers and privileges conferred on the Secured Party pursuant to this Agreement or by operation of law or otherwise.

ARTICLE VI
WARRANTS, REGISTRATION

Section 6.01 Warrants. Borrower agrees to have issued in Lender’s name or its designee, warrants to purchase Borrower Common Stock in accordance with the Warrant Agreement.

Section 6.02 Registration. Lender shall have full registration rights on the Warrant shares exercised.

ARTICLE VII
EVENT OF DEFAULT

Section 7.01 Event of Default. One or more of the following events or circumstances shall constitute an “Event of Default” hereunder:

A. An “Event of Default” under the Secured Convertible Note or any other Loan Document shall occur and be continuing; or

B. The Borrower shall fail to pay any amount hereunder or under any other Loan Document to which it is a party when the same shall become due and payable.

ARTICLE VIII
RIGHTS AND REMEDIES

Section 8.01 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in the Secured Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or otherwise available at law or equity. All proceeds of sale of any Collateral shall be applied to the Obligations, and Borrower shall be entitled to any surplus proceeds or Collateral remaining after the Obligations are paid in full.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12 of the Secured Convertible Note (including provisions regarding a change of address or telecopy number of a party).

Section 9.02 Amendments. No amendment, supplement or modification of this Agreement, and no waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same has been agreed to in writing by the parties.

Section 9.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that any assignment must be approved in writing by the other party. Such written consent shall not be unreasonably withheld by either party.

Section 9.04 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

(b) Any legal action or proceeding with respect to this Agreement or any other loan document shall be brought in the Courts of the State of Illinois.

Section 9.05 Entire Agreement. This written Agreement and the other Loan Documents represent the entire agreement among the parties as to the subject matter hereof.

IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to be duly executed as of the date first above written.

SECURED FINANCIAL NETWORK, INC.

By: /s/ Jeffrey L. Schultz
-------------------------------------
Jeffrey L. Schultz
Title: CEO

Accepted:

The Nutmeg Group, L.L.C.
3346 Commercial
Northbrook IL 60062
Phone:(847) 291-7711; Fax:(847) 291-7733

By: /s/ Randall S. Goulding
-------------------------------------
Name: Randall S. Goulding
Title: Manager

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”) AND SHALL NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE ACTS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

CLASS A STOCK PURCHASE WARRANT

Warrant No. -----  Number of Shares:

SECURED FINANCIAL NETWORK, INC.
COMMON STOCK, NO PAR VALUE PER SHARE
VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
ON DECEMBER 31, 2011

This Warrant is issued to The Nutmeg Group, L.L.C., a US Virgin Islands limited liability company, having its principal address at 3346 Commercial, Northbrook, IL 60062 (“Holder”) by SECURED FINANCIAL NETWORK, INC., a Nevada corporation (hereinafter with its successors called the “Company”).

For value received and subject to the terms and conditions hereinafter set out, Holder is entitled to purchase from the Company at a purchase price of 300% of the Conversion Price (as defined in the Secured Convertible Note) per share, fully paid and non-assessable shares of common stock, no par value per share (“Common Shares”) of the Company. Such purchase price per Common Share, adjusted from time to time as provided herein, is referred to as the “Purchase Price.” Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Secured Convertible Note (the “Secured Convertible Note”), dated September 26, 2006, among the Company and the purchasers signatory thereto. The number of Common Shares issuable to Holder upon full exercise shall be equal to 30% of the dollar amount advanced to the Company by Holder pursuant to the Secured Convertible Note, divided by the Conversion Price.

The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the exercise form annexed hereto duly executed, at the office of the Company, or such other office as the Company shall notify the Holder in writing, together with a certified or bank cashier’s check payable to the order of the Company in the amount of the Purchase Price times the number of Common Shares being purchased.

1. The person or persons in whose name or names any certificate representing Common Shares is issued hereunder shall be deemed to have become the holder of record of the Common Shares represented thereby as of the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised or terminates, the Purchase Price payable and the number and character of securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

2. Unless previously exercised, this Warrant shall expire at 5:00 p.m. Eastern Standard Time, on December 31, 2011 and shall be void thereafter or can be extended at the Company’s discretion (“Expiration Date”).

3. The Company covenants that it will at all times reserve and keep available a number of its authorized Common Shares, free from all preemptive rights, which will be sufficient to permit the exercise of this Warrant. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges.

4. If the Company subdivides its outstanding Common Shares, by split-up or otherwise, or combines its outstanding Common Shares, the Purchase Price then applicable to shares covered by this Warrant shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

5. If (a) the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (but only if the Company is not the surviving corporation and no longer has more than a single shareholder) or sells, transfers or otherwise disposes of all or substantially all its property, assets, or business to another corporation, and (b) pursuant to the terms of such reorganization, reclassification, merger, consolidation, or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock, or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Shares, then (c) Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon such reorganization, reclassification, merger, consolidation, or disposition of assets as a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event. At the time of such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to adjust the number of shares of the common stock of the successor or acquiring corporation for which this Warrant is exercisable. For purposes of this section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or disposition of assets.

6. If a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a merger or consolidation of the Company) is at any time proposed during the term of this Warrant, the Company shall give written notice to the Holder at least thirty days prior to the record date of the proposed transaction. The notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which must be at least thirty days after the giving of the notice) as of which holders of the Common Shares entitled to receive distributions as a result of the transaction shall be determined; (3) a brief description of the transaction; (4) a brief description of the distributions, if any, to be made to holders of the Common Shares as a result of the transaction; and (5) an estimate of the fair market value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

7. In no event shall any fractional Common Share of the Company be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 7, be entitled to receive a fractional Common Share, then the Company shall issue the next higher number of full Common Shares, issuing a full share with respect to such fractional share. If this Warrant is exercised at one time for less than the maximum number of Common Shares purchasable upon the exercise hereof, the Company shall issue to the Holder a new warrant of like tenor and date representing the number of Common Shares equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

8. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

9. If at any time prior to the expiration or exercise of this Warrant, the Company shall pay any dividend or make any distribution upon its Common Shares or shall make any subdivision or combination of, or other change in its Common Shares, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to Holder at least thirty full business days prior to the record date set for determining the holders of Common Shares who shall participate in such dividend, distribution, subdivision, combination or other change. Such notice shall also specify the record date as of which holders of Common Shares who shall participate in such dividend or distribution is to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution.

10. The Company will maintain a register containing the names and addresses of the Holder and any assignees of this Warrant. Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered by confirmed facsimile or telecopy or by a recognized overnight courier, addressed to Holder at the address shown on the warrant register.

11.  This Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (“State Acts”) or regulations in reliance upon exemptions under the Securities Act, and exemptions under the State Acts. Subject to compliance with the Securities Act and State Acts, this Warrant and all rights hereunder are transferable in whole or in part, at the office of the Company at which this Warrant is exercisable, upon surrender of this Warrant together with the assignment hereof properly endorsed. The Common Stock into which the Warrants are exercisable will have piggyback registration rights, and the Warrants will be transferable. If within 270 days of Closing, the Company does not register the shares of Common Stock into which the Warrants are exercisable, or the shares of Common Stock into which the Warrants are exercisable are not otherwise freely tradable, then, at Holder’s option, the Warrant exercise may be cashless.

12.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity with sufficient surety satisfactory to the Company.

13. Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Company may require Holder to make such representations, and may place such legends on certificates representing the Common Shares issuable upon exercise of this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such Common Shares to be issued without such registration.

14.  This Warrant does not entitle Holder to any of the rights of a stockholder of the Company.

15. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this Agreement any covenant, condition, stipulation, promise, or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

16. The provisions and terms of this Warrant shall be construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of September 26, 2006.

SECURED FINANCIAL NETWORK, INC.

By: _______________________________

FORM OF EXERCISE

Date: ____________________

To: SECURED FINANCIAL NETWORK, INC.
100 NE 3rd Ave., Suite 1500,
Ft. Lauderdale, FL 33301
Telecopy No. 954.337.2835

The undersigned hereby subscribes for _______ shares of common stock of SECURED FINANCIAL NETWORK, INC. covered by this Warrant and hereby delivers $___________ in full payment of the purchase price thereof. The certificate(s) for such shares should be issued in the name of the undersigned or as otherwise indicated below:

____________________________
Signature:

____________________________
Printed Name

____________________________
Name for Registration, if different

____________________________
Street Address

____________________________
City, State and Zip Code

____________________________
Social Security Number

ASSIGNMENT

For Value Received, the undersigned hereby sells, assigns and transfers unto the assignee(s) set forth below the within Warrant certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________________ attorney, to transfer the said Warrant on the books of the within-named Company with respect to the number of Common Shares set forth below, with full power of substitution in the premises.

Social Security or
other Identifying
Name(s) of   Number(s) of      No. of
Assignee(s)   Assignee(s)  Address   Shares

Dated: ______________________________

_________________________________________
Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

_________________________________________
Print Name and Title